CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JPMorgan Insurance Trust of our reports dated February 14, 2022, relating to the financial statements and financial highlights for the funds constituting JPMorgan Insurance Trust listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Report on Form N-CSR for the year ended December 31, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
April 13, 2022

Appendix A

JPMorgan Insurance Trust Mid Cap Value Portfolio

JPMorgan Insurance Trust Small Cap Core Portfolio

JPMorgan Insurance Trust U.S. Equity Portfolio

JPMorgan Insurance Trust Core Bond Portfolio

JPMorgan Insurance Trust Global Allocation Portfolio

JPMorgan Insurance Trust Income Builder Portfolio